STOCK PURCHASE TERMINATION AGREEMENT


     THIS  STOCK  PURCHASE  TERMINATION  AGREEMENT,   by  and  among  Thermacell
Technologies, Inc. (the "Company"), a Florida corporation, and Maurice Malacarne, Judy Malacarne (together referred to herein as "Malacarne") and T-Coast Pavers/Sealco Systems, Inc. ("T-Coast"), a Florida corporation, is entered into this _____ day of April, 2001.

                               W I T N E S S E T H

     WHEREAS, the parties entered into a Stock Purchase Agreement dated December 1, 1998 (the "Stock Purchase Agreement"), pursuant to which the Company had agreed to purchase 100% of the capital stock of T-Coast;

     WHEREAS, the Company has failed to perform certain obligations pursuant to the Stock Purchase Agreement; and

     WHEREAS, by mutual agreement, the Parties desire to the terminate Stock Purchase Agreement and thereby rescind any and all contractual relationships and rights or duties under thereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:


     1. All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

     2. In consideration for the payment $10.00 other good and valuable consideration, the Parties agree to terminate, waive, release and otherwise relinquish all of their respective rights, title, claim or demand and duties under the Stock Purchase Agreement. Effective as of the date hereof, the Company will no longer have any right, title or interest whatsoever in T-Coast, including any of its affiliates, subsidiaries, products or services. The Company shall promptly take all action necessary to reflect the foregoing Termination, including but not limited to, making all required state and federal filings. The Company shall return the cancelled certificate representing the shares of capital stock which it was issued pursuant to the Stock Purchase Agreement upon the execution hereof. Maurice Malacarne shall tender his resignation as a director and officer of the Company effective immediately.

     3. In connection with the execution of this Stock Purchase Termination Agreement, the Parties agree to execute a Mutual Release of Claims in the form attached hereto as Exhibit A.

     4. Each of the parties hereto shall keep this Agreement confidential and shall not, without the prior written consent of each of the other parties hereto, disclose or permit disclosure of any aspect of this Agreement, including, but not limited to, the fact that the Agreement exists, in any manner whatsoever, in whole or in part. .

     Notwithstanding anything contained in the paragraph 4 to the contrary, it is expressly agreed and understood that the parties may disclose the terms of this Agreement only as required by law, including disclosure as may be required pursuant to applicable federal and state securities laws, or in response to a validly issued subpoena, in which case, a copy of such subpoena shall promptly be provided to the non-subpoenaed party, together with an opportunity to quash before responding.

     5. Each Party agrees not to engage in any form of conduct, or make any statements or representations, that disparage or otherwise harm the other party's reputation, good will or commercial interest.

     6. Notwithstanding anything to the contrary set froth herein, the Company shall indemnify and hold Maurice Malacarne harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) relating to, or arising out of, his role as a director and officer of the Company.

     7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

     8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

     10. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                   THERMACELL TECHNOLOGIES, INC.


                                   By:________________________________
                                       Name:
                                       Title:

                                   T-COAST PAVERS/SEALCO SYSTEM, INC.


                                   By:________________________________
                                       Name:
                                       Title:

                                      -----------------------------------
                                       Maurice Malacarne


                                      -----------------------------------
                                       Judy Malacarne